UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 20, 2013

SUPPLEMENT TO PROXY STATEMENT

August 16, 2013

To our stockholders:

This supplement (the “Supplement”) to our 2013 Annual Meeting Proxy Statement materials amends and supersedes the proxy statement (“Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2013.

As you know, the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Flagstar Bancorp, Inc. (the “Company”) will be held on Tuesday, August 20, 2013 at 11:00 a.m., local time, at the national headquarters of the Company, 5151 Corporate Dr., Troy, Michigan.

One of the proposals set forth in the Proxy Statement and originally intended to be presented to stockholders at the Annual Meeting was Proposal No. 5 - to approve an amendment to the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”) to increase the number of shares available for awards and the individual award limits thereunder (the “2006 Equity Incentive Plan Amendment Proposal”). Subsequent to the mailing of the Proxy Statement, and after further deliberation, the Board of Directors of the Company has determined to withdraw the 2006 Equity Incentive Plan Amendment Proposal from the Proxy Statement.  Therefore, Proposal No. 5 will not be considered or voted upon at the Annual Meeting.

By means of this Supplement we are amending our Proxy Statement and withdrawing Proposal No. 5, the 2006 Equity Incentive Plan Amendment Proposal, and all materials related to that proposal.

The Annual Meeting remains scheduled to be convened on Tuesday, August 20, 2013, at which time stockholders will proceed to vote on Proposals 1 (election of directors), 2 (advisory (non-binding) resolution to approve named executive officer compensation), 3 (advisory (non-binding) vote on the frequency of future advisory votes on named executive officer compensation), 4 (reapprove performance criteria set forth in the 2006 Equity Incentive Plan), and 6 (ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accountants for the year ending December

31, 2013) (collectively, the “Remaining Proposals”). The Board of Directors recommends that stockholders vote “FOR” each of the director nominees (Proposal 1), “FOR” Proposals 2, 4, and 6, and “FOR” a frequency of every year on Proposal 3.

This Supplement should be read in conjunction with the Company's Proxy Statement and the Notice of Annual Meeting of Stockholders that accompanied the Proxy Statement, as filed with the SEC on July 26, 2013.

Stockholders should note the following:

•	The Company will not distribute, and stockholders do not need to sign, new proxy cards.

•	Proxy cards received with direction on Proposal 5, the 2006 Equity Incentive Plan Amendment Proposal, will not be voted on Proposal 5.

•
Proxy cards received and providing direction on the Remaining Proposals to be considered at the Annual Meeting (Proposals 1, 2, 3, 4 and 6) will remain valid and in effect, and will be voted as directed.

•	Stockholders who have submitted a proxy do not need to resubmit proxies with different directions, if they do not wish to change their previously cast votes on the Remaining Proposals.

•
If you have already voted and you now wish to change your previously submitted vote on the Remaining Proposals, you may revoke your proxy at any time before the Annual Meeting by: (i) attending the Annual Meeting and voting your shares in person; (ii) submitting prior to August 20, 2013 a new executed proxy card bearing a date that is later than the date on your most recently submitted proxy card; or (iii) delivering written notice to our Secretary for receipt prior to August 20, 2013, stating that you are revoking your proxy as described in the Proxy Statement. If your shares are held in the name of your broker, you may change your vote by submitting new voting instructions to your broker, bank or other nominee.

The complete proxy materials for the Annual Meeting, including this Supplement, continue to be available to you on the Internet.  Please visit http://investors.flagstar.com/phoenix.zhtml?c=91343&p=irol-proxy, where the following materials are available for review: Notice of Annual Meeting of Stockholders; Proxy Statement; this Supplement to Proxy Statement dated August 16, 2013; form of electronic proxy card, and the Company's Annual Report.

Thank you for your continued support.

BY ORDER OF THE BOARD OF DIRECTORS
Troy, Michigan	/s/ Christine M. Reid
Dated: August 16, 2013	Christine M. Reid
Secretary